UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant      ☐

Filed by a Party other than the Registrant    ☑

Check the appropriate box:

☐       Preliminary Proxy Statement

☐       Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐       Definitive Proxy Statement

☐       Definitive Additional Materials

☑       Soliciting Material Pursuant to §240.14a-12

CATALYST BIOSCIENCES, INC.

(Name of Registrant as Specified in Its Charter)

JDS1, LLC
CCUR HOLDINGS, INC.
CIDM II, LLC
JULIAN D. SINGER
DAVID S. OROS
SHELLY C. LOMBARD
MATTHEW STECKER
IGOR VOLSHTEYN
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JDS1, LLC, CCUR Holdings, Inc., CIDM II, LLC, Julian D. Singer, David S. Oros, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn (collectively, “JDS1”), are filing this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with JDS1’s plans to solicit proxies from the stockholders of Catalyst Biosciences, Inc., a Delaware Corporation (the “Company”), in connection with the Company’s 2022 Annual Meeting of Stockholders, any special meeting held in lieu thereof, and at any and all adjournments or postponements thereof (the “2022 Annual Meeting”).

Schedule 13D Amendment No. 8 Filed on March 7, 2022

On March 7, 2022, JDS1 filed Amendment No. 8 to its Schedule 13D with respect to the Company (the “Schedule 13D/A”). The following disclosure was included in Item 4 of the Schedule 13D/A and is being included in this Schedule 14A because such disclosure may be deemed to be solicitation material in connection with JDS1’s plans to solicit proxies from the Company’s stockholders for use at the 2022 Annual Meeting:

“Item 4 is hereby amended to add the following:

The Reporting Persons purchased the securities of the Issuer based on the Reporting Persons’ belief that such securities, when purchased, were undervalued and represented an attractive investment opportunity. Depending upon overall market conditions, other investment opportunities available to the Reporting Persons, and the availability of securities of the Issuer at prices that would make the purchase or sale of such securities desirable, the Reporting Persons may endeavor to increase or decrease their position in the Issuer through, among other things, the purchase or sale of securities of the Issuer on the open market or in private transactions or otherwise, on such terms and at such times as the Reporting Persons may deem advisable.

On March 4, 2022, JDS1 delivered a notice (the “Notice”) to the Issuer nominating Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn (the “Nominees”) for election to the Board as Class I directors at the 2022 annual meeting of stockholders and any adjournments, postponements, reschedulings, or continuations thereof (the “2022 Annual Meeting”). The Notice also notified the Company of JDS1’s intent to present a non-binding stockholder proposal at the Annual Meeting requesting that the Board take the necessary steps to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) so that all directors are elected on an annual basis commencing at the next annual meeting of stockholders after the Annual Meeting (the “Declassification Proposal”).

JDS1 believes that, given the precipitous decline in the per share price of the Common Stock over the past year, the Board is in urgent need of fresh stockholder representation and that the Nominees can help the Board to explore opportunities to unlock stockholder value. As of the close of business on March 4, 2022, the Common Stock closed at a price of $0.67 per share, which represented an approximately 88% decline from the Common Stock’s closing price of $5.69 per share on March 5, 2021. In addition, the Common Stock has spent more than 30 consecutive trading days below $1.00, the latter condition subjecting the Issuer to the risk of being delisted by Nasdaq. JDS1 further believes that the Declassification Proposal will provide stockholders with greater means to hold the Board and management accountable.

The Reporting Persons believe that the Nominees have the qualifications, experience, and competencies necessary to serve as directors of the Issuer, as evidenced by their biographies below.

Shelly C. Lombard, Age 62, is currently self-employed as an independent consultant at Shelly Lombard, LLC. Ms. Lombard’s consulting practice focuses on corporate finance, financial analysis, and the financial markets. Ms. Lombard has served on three public company boards. Since May 2020, Ms. Lombard has served on the board of directors of INNOVATE Corp. (NYSE: VATE), formerly known as HC2 Holdings, Inc., which owns control stakes in biotech, communications, and infrastructure companies. She is the chair of INNOVATE’s audit committee and also serves on its nominating and compensation committees. Ms. Lombard also served as a director at Alaska Communications Systems Group, Inc. (formerly NASDAQ: ALSK) from June 2020 until its sale was completed in July 2021, where she was a member of the Board of Directors’ audit and compensation committees. From September 2020 to October 2021, Ms. Lombard also served as a member of the Board of Directors and chair of the Board’s audit committee at Spartacus Acquisition Corporation (formerly NASDAQ: TMTS, TMTSW, and TMTSU), a special purpose acquisition corporation focused on the technology, media, and telecom (TMT) industry that completed a business combination transaction with NextNav Inc. (NASDAQ: NN) in October 2021. From 2011 to 2014, Ms. Lombard was the Director of High Yield and Special Situation Research for Britton Hill Capital, a broker dealer specializing in high yield bank debt and bonds and value equities. From 2003 to 2010, Ms. Lombard was a high yield bond analyst covering the automotive and media industries at Gimme Credit, a subscription bond research firm. From 1992 to 2001, Ms. Lombard analyzed, managed, and was involved in the restructurings of proprietary investments for ING Bank, Chase Manhattan Bank, Barclays Bank, Credit Lyonnais, and large family offices. Ms. Lombard began her career at Citibank in the leveraged finance group. As an independent financial analyst and financial trainer, she reviews investment ideas, provides training programs for new hires at Wall Street banks, and has taught executive education courses in corporate finance, financial analysis, and the financial markets at Columbia University, the Wharton School of Business, and Moody’s. Ms. Lombard has an MBA in Finance from Columbia University’s Graduate School of Business and a Bachelor of Arts in Communications and Government from Simmons College.

Matthew Stecker, Age 53, currently serves as the Chairman of the Board, President, and Chief Executive Officer of Evolving Systems, Inc. (NASDAQ: EVOL), a technology strategy and investment company, having served as a member of the board of directors since March 2016. Mr. Stecker was named Chairman in August 2016, Executive Chairman in April 2018, and President and Chief Executive Officer in July 2018. He served as a Senior Policy Advisor to the United States Department of Commerce from 2014 to 2017. In that capacity, Mr. Stecker was part of the team that launched the First Responder Network Authority (FirstNet). Since February 2021, Mr. Stecker has served on the Board of Directors of SeaChange International, Inc. (NASDAQ: SEAC). Mr. Stecker has served on the Board of Directors of Live Microsystems, Inc. (OTC: LMSC) which sold its operating assets in 2013. He previously served on the boards of directors of SITO Mobile, Ltd. (OTC: SITOQ) from June 2017 to September 2017, MRV Communications (NASDAQ: MRVC) from April 2013 to June 2016, and HealthWarehouse.com Inc. (OTCMKTS: HEWA) from December 2010 to August 2013, where he also served on the compensation committee. From January to November 2014, Mr. Stecker served as the Vice President of Mobile Entertainment for RealNetworks, Inc. (NASDAQ: RNWK). From November 2009 to December 2013, he served as CEO of Live MicroSystems, Inc., and from April 2005 to November 2009 he was a senior executive in both Telecom Operations and Strategy at Cartesian, Inc. (formerly OTCQB: CRTN). He received his B.A. in Political Science and Computer Science from Duke University, and his J.D. from the University of North Carolina at Chapel Hill School of Law.

Igor Volshteyn, Age 45, currently serves as the President and Chief Executive Officer of CCUR (formerly OTCQB: CCUR) and was appointed as CCUR’s President and Chief Executive Officer in July 2021. Mr. Volshteyn previously served as CCUR’s Interim Chief Operating Officer and President from June 2020 until July 2021, and, prior to that, as CCUR’s Senior Vice President of Business Development from January 2019 until June 2020. Since January 2022, Mr. Volshteyn has served as a director of Evolving Systems (NASDAQ: EVOL), serving as Chair of the Investment Committee. From August 2020 through November 2021, Mr. Volshteyn served as Chief Financial Officer and a director of Spartacus Acquisition Corporation (formerly NASDAQ: TMTS, TMTSW, and TMTSU), a special purpose acquisition corporation focused on the technology, media, and telecom (TMT) industry that completed a business combination transaction with NextNav Inc. (NASDAQ: NN) in October 2021. Mr. Volshteyn began his career as a research analyst and investment banker at Tejas Securities Group, Inc. focusing primarily on technology and telecommunications and has over twenty years of experience in the investment management industry. Mr. Volshteyn served as the Managing Partner and Chief Investment Officer at Echelon Investment Partners LP from May 2016 to December 2018 and as an analyst and portfolio manager at Millennium Management from July 2007 to March 2016. From August 2019 to February 2020, Mr. Volshteyn served on the board of directors for Goodman Networks, Inc. Mr. Volshteyn holds a Bachelor of Business Administration in Finance, with highest honors, from the University of Texas at Austin.

As JDS1 continues to take the necessary steps to prepare for a potential proxy contest in connection with the 2022 Annual Meeting, it intends to continue to engage in discussions with the Board and/or management relating to not only its concerns with the Issuer’s board composition, sub-standard corporate governance, plans for maximizing stockholder value, and the need to make the Board more accountable to stockholders, but also possible constructive paths for avoiding a costly proxy contest and working collaboratively to enhance stockholder value.

Except as set forth in this Schedule 13D or such as would occur upon or in connection with completion of, or following, any of the actions discussed in this Schedule 13D, no Reporting Person has any present plan or proposal which would relate to or result in any of the matters set forth in subparagraphs (a) - (j) of Item 4 of Schedule 13D. The Reporting Persons intend to review their investment in the Issuer on a continuing basis. Depending on various factors including, without limitation, the Issuer’s financial position and strategic direction, actions taken by the Board, the price levels of the Shares, other investment opportunities available to the Reporting Persons, conditions in the securities markets and general economic and industry conditions, the Reporting Persons may in the future take such actions with respect to their investment in the Issuer as they deem appropriate including, without limitation, engaging in communications with management and/or the Board, engaging in communications with one or more stockholders of the Issuer and others about the Issuer and the Reporting Persons’ investment, making suggestions and/or proposals concerning the Issuer’s capitalization, ownership structure, operations, prospects, business and financial strategies, strategic transactions, assets and liabilities, business and financing alternatives, the structure and composition of the Board, and such other matters as the Reporting Persons may deem relevant to their investment in the Issuer, selling some or all of their Shares in the open market or otherwise, engaging in short selling of or any hedging or similar transaction with respect to the Shares, acquiring additional Shares and/or other equity, debt, notes, other securities, or derivative or other instruments that are based upon or relate to the value of securities of the Issuer, or changing their intention with respect to any and all matters referred to in Item 4.”

Important Additional Information and Certain Information Concerning the Participants

JDS1 intends to file a preliminary proxy statement and accompanying proxy card with the SEC to be used to solicit proxies from the Company’s stockholders in connection with the 2022 Annual Meeting to have stockholders elect three director nominees to the Company’s Board of Directors (the “Board”) and approve a non-binding proposal requesting that the Board take the necessary steps to declassify the Board (in a manner that does not affect the unexpired terms of the previously elected directors) so that all directors are elected on an annual basis commencing at the next annual meeting of stockholders after the 2022 Annual Meeting.

JDS1 STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTPS://WWW.SEC.GOV.

The participants in the proxy solicitation are anticipated to be JDS1, LLC, a Delaware limited liability company, CCUR Holdings, Inc., a Delaware corporation, CIDM II, LLC, a Delaware limited liability company, Julian D. Singer, David S. Oros, Shelly C. Lombard, Matthew Stecker, and Igor Volshteyn.

As of the date hereof, JDS1, LLC directly beneficially owns 780,432 shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), including 500 shares of Common Stock held in record name. As of the date hereof, CCUR Holdings, Inc. directly beneficially owns 532,100 shares of Common Stock. JDS1, LLC, as an affiliate of CCUR Holdings, Inc., may also be deemed to be the beneficial owner of the 532,100 shares of Common Stock held by CCUR Holdings, Inc. As of the date hereof, CIDM II, LLC does not directly own any shares of Common Stock, but, as the asset manager to CCUR Holdings, Inc., may be deemed the beneficial owner of the 532,100 shares of Common Stock beneficially owned by CCUR Holdings, Inc. As of the date hereof, Mr. Singer does not directly own any shares of Common Stock, but may be deemed to have beneficial ownership of the Common Stock as a result of being the managing member of each of JDS1 and CIDM II, LLC and an affiliate of CCUR Holdings, Inc. Accordingly, Mr. Singer may be deemed to beneficially own (i) the 780,432 shares of Common Stock directly beneficially owned by JDS1, LLC, and (ii) the 532,100 shares of Common Stock directly beneficially owned by CCUR Holdings, Inc. As of the date hereof, Mr. Oros directly beneficially owns 338,600 shares of Common Stock. As of the date hereof, none of Ms. Lombard and Messrs. Stecker and Volshteyn beneficially owned any shares of Common Stock.